As filed with the Securities and Exchange Commission on August 7, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

IPC The Hospitalist Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	95-4562058
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4605 Lankershim Boulevard, Suite 617 North Hollywood, California	91602
(Address of Principal Executive Offices)	(Zip Code)

IPC The Hospitalist Company, Inc. 2007 Equity Participation Plan

(Full Title of the Plan)

Adam D. Singer, M.D.

Chief Executive Officer

IPC The Hospitalist Company, Inc.

4605 Lankershim Boulevard, Suite 617

North Hollywood, California 91602

(888) 447-2362

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Robert W. Kadlec, Esq.

David S. Witek, Esq.

Sidley Austin LLP

555 West Fifth Street, Suite 4000

Los Angeles, California

(213) 896-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	415,503 shares (1)	$26.94 (2)	$11,193,650.82 (2)	$624.61 (2)

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the IPC The Hospitalist Company, Inc. 2007 Equity Participation Plan, relating to adjustments for changes resulting from a stock dividend, stock split or similar change.

(2)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $26.94 per share represents the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on August 5, 2009.

EXPLANATORY NOTE

A Registration Statement on Form S-8 (File No. 333-148950) was filed with the Securities and Exchange Commission (the “Commission”) on January 30, 2008 covering the registration of 592,170 shares of Common Stock, under the IPC The Hospitalist Company, Inc. 2007 Equity Participation Plan (the “Plan”). Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 415,503 shares of Common Stock under the Plan and hereby incorporates by reference the contents of the prior Registration Statement except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

(1) Our annual report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 2, 2009;

(2) Our quarterly report on Form 10-Q for the quarter ended June 30, 2009, filed with the Commission on August 6, 2009;

(3) Our current reports on Form 8-K filed with the Commission on each of March 2, 2009, May 4, 2009 and August 6, 2009 (other than the portions of those documents deemed not to be filed); and

(4) The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on January 24, 2008, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents, it being understood that any documents furnished by the Registrant to the Commission pursuant to Item 2.02 or 7.01 of Form 8-K or applicable Commission rules shall not be deemed to be incorporated by reference into this Registration Statement (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

The following instruments and documents are included as Exhibits to this Registration Statement.

Exhibit No.	Description
4.1	IPC The Hospitalist Company, Inc. 2007 Equity Participation Plan (incorporated by reference to Exhibit 10.1 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

5.1	Opinion of Sidley Austin LLP as to legality of original issuance securities being registered

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (contained in signature page of the Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Hollywood, in the County of Los Angeles, State of California, on the 7th day of August, 2009.

IPC THE HOSPITALIST COMPANY, INC.

By:	/s/ ADAM D. SINGER, M.D.
Adam D. Singer, M.D.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of IPC The Hospitalist Company, Inc., hereby severally constitute and appoint Adam D. Singer, M.D., our true and lawful attorney, with full power, to sign for us in our names in the capacities indicated below all post-effective amendments to this Registration Statement, as amended, and generally to do all things in our names and on our behalf in such capacities to enable IPC The Hospitalist Company, Inc., to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ ADAM D. SINGER, M.D. Adam D. Singer, M.D.	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	August 7, 2009

/s/ R. JEFFREY TAYLOR R. Jeffrey Taylor	President, Chief Operating Officer and Director	August 7, 2009

/s/ DEVRA G. SHAPIRO Devra G. Shapiro	Chief Financial Officer (Principal Financial Officer)	August 7, 2009

/s/ FERNANDO J. SARRIA Fernando J. Sarria	Vice President of Finance and Corporate Controller (Principal Accounting Officer)	August 7, 2009

/s/ MARK J. BROOKS Mark J. Brooks	Director	August 7, 2009

/s/ THOMAS P. COOPER, M.D. Thomas P. Cooper, M.D.	Director	August 7, 2009

/s/ FRANCESCO FEDERICO, M.D. Francesco Federico, M.D.	Director	August 7, 2009

/s/ WOODRIN GROSSMAN Woodrin Grossman	Director	August 7, 2009

/s/ PATRICK G. HAYS Patrick G. Hays	Director	August 7, 2009

/s/ C. THOMAS SMITH C. Thomas Smith	Director	August 7, 2009

/s/ CHUCK TIMPE Chuck Timpe	Director	August 7, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	IPC The Hospitalist Company, Inc. 2007 Equity Participation Plan (incorporated by reference to Exhibit 10.1 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

5.1	Opinion of Sidley Austin LLP as to legality of original issuance securities being registered

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (contained in signature page of the Registration Statement)